UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 31, 2019

Chiasma, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-37500	76-0722250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

460 Totten Pond Road, Suite 250 Waltham, MA	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 928-5300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CHMA	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Management Transition

On May 31, 2019, the Board of Directors (the “Board”) of Chiasma, Inc. (the “Company”) appointed Raj Kannan as Chief Executive Officer of the Company and member of the Board, effective as of his start date, which is expected on June 17, 2019 (the “Effective Date”). As of the Effective Date, Mark J. Fitzpatrick, the Company’s current Chief Executive Officer, will continue to serve as the Company’s President and principal financial officer and will resign from the Board.

Raj Kannan

Mr. Kannan, age 55, joins the Company from Kiniksa Pharmaceuticals, Ltd. (“Kiniksa”) (NASDAQ: KNSA) where he has worked since July 2018 as Chief Commercial Officer. In that role, he was responsible for building and leading the company’s commercial operations, including sales, marketing, business analytics, and market access functions. Prior to Kiniksa, Mr. Kannan served as the Global Head of the Neurology and Immunology (“N&I”) business franchise at Merck KGaA, where he was responsible for $2 billion in annual revenues. In that role, he successfully led the launch of Mavenclad, an oral small molecule in Multiple Sclerosis. He also chaired the N&I franchise leadership team that was responsible for advancing the immunology pipeline assets, prioritizing the portfolio mix, and the resource allocation across development assets. Prior to Merck KGaA, Mr. Kannan spent ten years at Boehringer Ingelheim (“Boehringer”) in roles of increasing responsibility in the U.S., Canada, and in Germany, including the role of Global Marketing Head of the Cardiovascular Franchise where he was responsible for over $3.5 billion in annual revenues. Before Boehringer, he worked for almost ten years at Merck and Co. in various roles from field sales to senior marketing manager in the U.S. Mr. Kannan has led or supported multiple successful launches across therapeutic areas both in the U.S. and globally. Mr. Kannan received a bachelor of science degree in chemistry from the University of Madras, as well as a master’s degree in business administration from East Carolina University.

In connection with Mr. Kannan’s appointment, the Company and Mr. Kannan have entered into an employment agreement (the “Kannan Employment Agreement”), which provides for the following compensation terms for Mr. Kannan. Mr. Kannan will receive a base salary of $520,000 per year (prorated for 2019), a hiring bonus of $50,000 and will be eligible to receive an annual performance bonus, with a target annual bonus equal to 50% of his base salary. On the Effective Date, Mr. Kannan will also receive an option to purchase 950,000 shares of the common stock of the Company (the “Option”) at an exercise price per share equal to the stock’s fair market value on the date of the grant pursuant to the Company’s 2015 Stock Option and Incentive Plan (the “Plan”). The Option will vest over a four-year period as follows: 25% will vest on the first anniversary of the Effective Date and the remaining 75% will vest in equal monthly installments for the following 36 months, provided that Mr. Kannan remains employed by the Company on each such vesting date. Mr. Kannan is eligible to participate in the Company’s employee benefit plans on the same basis as generally made available to other full-time employees of the Company, as well as all benefit programs available to the senior executive employees of the Company.

The Kannan Employment Agreement provides for certain payments and benefits in the event of a termination of Mr. Kannan’s employment under specific circumstances. If Mr. Kannan’s employment is terminated by the Company without “Cause” at any time or by Mr. Kannan for “Good Reason” within 12 months following a “Change of Control” (each as defined in the Kannan Employment Agreement), he would be entitled to (1) continuation of his base salary at the rate in effect immediately prior to the termination date for 18 months following the termination date; (2) payment of his target bonus for the year in which the Change in Control occurs; (3) immediate vesting of all of the unvested shares subject to the Option and all other equity awards granted to him pursuant to the Plan; and (4) continuation of coverage of group health plan benefits (“COBRA benefits”) until the earlier of (a) 18 months after the date of termination and (b) the date Mr. Kannan becomes eligible for health benefits through another employer or otherwise becomes ineligible for COBRA benefits. Mr. Kannan’s receipt of such termination payments and benefits is contingent upon execution of a general release of claims in favor of the Company.

In the event Mr. Kannan’s employment is terminated by the Company without Cause or by Mr. Kannan for Good Reason, in either case other than a termination within 12 months following a Change in Control, provided he adheres to certain conditions set forth in the Agreement, he would be entitled to (1) continuation of his then current base salary for 12 months following the termination date; and (2) COBRA benefits until the earlier of (a) 12 months after the date of termination and (b) the date Mr. Kannan becomes eligible for health benefits through another employer or otherwise becomes ineligible for COBRA benefits. Mr. Kannan’s receipt of such termination payments and benefits is contingent upon execution of a general release of claims in favor of the Company.

The foregoing description of the Kannan Employment Agreement is a summary and is qualified in its entirety by reference to the Kannan Employment Agreement, which is attached hereto as Exhibit 10.1, and is incorporated by reference herein.

Other than the Kannan Employment Agreement, Mr. Kannan is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Mr. Kannan and any other persons pursuant to which he was selected as a director or as Chief Executive Officer.

Mark J. Fitzpatrick

On May 31, 2019, the Company entered into an amended and restated employment agreement with Mark J. Fitzpatrick to reflect his transition to President and principal financial officer as of the Effective Date (the “Fitzpatrick Employment Agreement”). Mr. Fitzpatrick will receive a base salary of $520,000 per year and will be eligible to receive an annual performance bonus, with a target annual bonus equal to 50% of his base salary. In addition, Mr. Fitzpatrick will continue to be entitled to receive a retention bonus of $25,000 per year, which bonus commenced accruing pro-rata on a monthly basis on October 1, 2016 (i.e., the period commencing each October 1 and ending September 30 the following calendar year), which amount will (1) continue to accrue monthly until he no longer serves as the Company’s principal financial officer; (2) not exceed $100,000 in the aggregate; and (3) be payable only if he remains employed with the Company until the Company resubmits its new drug application with the U.S. Food and Drug Administration for Mycapssa® (octreotide capsules) (the “NDA”) or he is terminated by the Company without Cause (as defined in the Fitzpatrick Employment Agreement) prior to the filing of the NDA.

The Fitzpatrick Employment Agreement provides for certain payments and benefits in the event of a termination of Mr. Fitzpatrick’s employment under specific circumstances. If Mr. Fitzpatrick’s employment is terminated by the Company without Cause at any time or by Mr. Fitzpatrick for “Good Reason” within 12 months following a “Change of Control” (each as defined in the Fitzpatrick Employment Agreement), he would be entitled to (1) continuation of his base salary at the rate in effect immediately prior to the termination date for 18 months following the termination date; (2) payment of his target bonus for the year in which the Change in Control occurs; (3) immediate vesting of all of the unvested shares subject to the Option (as defined in the Fitzpatrick Employment Agreement) and all other equity awards granted to him pursuant to the Plan; and (4) COBRA benefits until the earlier of (a) 18 months after the date of termination and (b) the date Mr. Fitzpatrick becomes eligible for health benefits through another employer or otherwise becomes ineligible for COBRA benefits. Mr. Fitzpatrick’s receipt of such termination payments and benefits is contingent upon execution of a general release of claims in favor of the Company.

In the event Mr. Fitzpatrick’s employment is terminated by the Company without Cause or by Mr. Fitzpatrick for Good Reason, in either case other than a termination within 12 months following a Change in Control, provided he adheres to certain conditions set forth in the Agreement, he would be entitled to (1) continuation of his then current base salary for 12 months following the termination date; (2) COBRA benefits until the earlier of (a) 12 months after the date of termination and (b) the date Mr. Fitzpatrick becomes eligible for health benefits through another employer or otherwise becomes ineligible for COBRA benefits; and (3) if the termination date occurs within 18 months of the Effective Date (the “Specified Period”) (i) that portion of the Option and all other equity awards granted to him pursuant to the Plan that would have vested between the termination date and the end of the Specified Period shall automatically vest and become exercisable as of the later of (A) the termination date and (B) the effective date of a general release of claims in favor of the Company and (ii) if the last day of the Specified Period occurs after the last day of the period during which he may exercise vested stock options pursuant to any stock option agreements with the Company, the exercise period will be extended until the end of the Specified Period, provided that if there exists a closed trading window under the Company’s insider trading policy as of the termination date, then the exercise period shall be extended until the later of (A) the end of the Specified Period and (B) the date which is sixty (60) days following the date the Company provides him notice that there no longer exists a closed trading window under the Company’s insider trading policy. Mr. Fitzpatrick’s receipt of such termination payments and benefits is contingent upon execution of a general release of claims in favor of the Company.

The foregoing description of the Fitzpatrick Employment Agreement is a summary and is qualified in its entirety by reference to the Fitzpatrick Employment Agreement, which is attached hereto as Exhibit 10.2, and is incorporated by reference herein.

Board Changes

As of the Effective Date, Mr. Kannan will be appointed to the Board to serve in Class II with a term ending upon the Company’s 2020 annual meeting of stockholders or his earlier death, resignation, retirement or removal. Assuming he is elected to the Board at the Company’s annual stockholder meeting on June 13, 2019 (the “Annual Meeting”), Mr. Fitzpatrick will resign from the Board on the Effective Date. As of the Effective Date, assuming all of the Company’s nominees are elected at the Annual Meeting, the Board will consist of the following directors:

Class	Name	Term Expires
Class I	David Stack	2022
	John A. Scarlett, M.D.	2022

Class II	Raj Kannan	2020
	Todd Foley	2020
	Bard Geesaman, M.D., Ph.D.	2020

Class III	Scott Minick	2021
	John F. Thero	2021
	Roni Mamluk, Ph.D.	2021

A copy of the press release issued by the Company announcing the foregoing activities is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated as of May 31, 2019, by and between Chiasma, Inc. and Raj Kannan

10.2	Amended and Restated Employment Agreement, dated as of May 31, 2019, by and between Chiasma, Inc. and Mark Fitzpatrick

99.1	Press Release issued by Chiasma, Inc. dated June 5, 2019, furnished hereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2019	Chiasma, Inc.

	By:	/s/ Mark J. Fitzpatrick
Mark J. Fitzpatrick President, Chief Executive Officer, and Director